RESTRICTED STOCK AGREEMENT

OF

MERCURY GENERAL CORPORATION

THIS AGREEMENT (the “Agreement”) is entered into as of _______________, 20___ (the “Award Date”) by and between Mercury General Corporation, a California corporation (the “Company”), and _______________ (“Participant”).

WHEREAS, the Company has adopted the Mercury General Corporation 2005 Equity Incentive Award Plan (as it may be amended from time to time, the “Plan”), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, Article 6 of the Plan provides for the issuance of awards of the Company’s common stock, without par value (“Common Stock”), subject to certain restrictions (“Restricted Stock”); and

WHEREAS, the Committee described in Article 12 of the Plan (the “Committee”) has determined that it would be to the advantage and best interest of the Company and its stockholders to award shares of Restricted Stock to Participant pursuant to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I
RESTRICTED STOCK AWARD

Section 1.1.      Award of Restricted Stock.  In consideration of Participant’s agreement to remain in the employ of the Company, and for other good and valuable consideration which the Committee has determined exceeds the aggregate par value of the shares of Common Stock subject to the Award (as defined below), as of the Award Date the Company issues to Participant __________ shares of Restricted Stock (the “Award”) upon the terms and conditions set forth in this Agreement.

Section 1.2.      Award Subject to Plan.  The Award granted hereunder is subject to the terms and provisions of the Plan, including without limitation, Article 11 thereof.

ARTICLE II
RESTRICTIONS

Section 2.1.      Performance Vesting Requirement.

(a)      The “Performance Period” for this Award shall be the 36-month period commencing on January 1, 20___ and ending on December 31, 20___. The Award shall be subject to performance vesting requirements based upon the achievement of the performance goals established under the Plan, subject to certification of the degree of achievement of such performance goals by the Committee.

(b)        The measurement tool for determining level of achievement shall be Cumulative Underwriting Profit for the Company for the Performance Period. Calculation of this measurement tool will be performed by the Committee, subject to all authority granted under the terms of the Plan.  For purposes of this Agreement, “Cumulative Underwriting Profit” shall mean, with respect to the Company during the Performance Period, earned premiums less losses and loss adjustment expenses, policy acquisition costs, and other operating expenses derived from the Company’s audited consolidated financial statements prepared in accordance with United States generally accepted accounting principles.

(c)        Subject to Sections 2.2 and 2.3, vesting of the shares of Restricted Stock subject to the Award shall be based upon actual Cumulative Underwriting Profit achieved by the Company during the Performance Period.  “Threshold Performance” is the minimum level of performance that must be achieved for any of the shares of the Restricted Stock subject to the Award to vest, and “Target Performance” is the level of performance that must be achieved for all of the shares of Restricted Stock subject to this Award to vest. The actual levels of achievement of the performance goals, and the corresponding number of shares of Restricted Stock, if any, to vest as a result of such achievement (the “Vested Shares”), will be determined by the Committee as soon as reasonably practicable following calculation of year-end financial reporting for last fiscal year of the Performance Period (the “Determination Date”) but in any event prior to the 90th day after such year end; provided however that the vesting of any shares that vest hereunder shall be deemed effective as of the last day of the Performance Period (the “Vesting Date”).  Subject to adjustment pursuant to subsections (i) and (ii) below, each percentage of target performance correlates to a percentage of Restricted Stock that may vest under this Award, as follows:

Target Performance Levels for Restricted Stock Plan
Target = $[_____]	Threshold						Target
Three-year cumulative underwriting profit	$[_____	]	$[_____	]	$[_____	]	$[_____	]
Percent of Target Performance	[___	]%	[___	]%	[___	]%	[___	]%
Percent of Shares Vesting	[___	]%	[___	]%	[___	]%	[___	]%

(i)         In the event that the Company’s actual performance does not meet the Threshold Performance, none of the shares of Restricted Stock subject to the Award shall vest.

(ii)        If the Company’s actual performance for the Performance Period falls between any of the performance benchmarks set forth above, the percentage of shares of Restricted Stock vested shall be interpolated between such benchmark amounts.

Section 2.2.      Forfeiture.

(a)      Forfeiture.  Except as otherwise set forth herein, all shares of Restricted Stock issued to Participant pursuant to Section 1.1 are initially subject to forfeiture and any portion of the Award which is not vested upon Participant’s termination of employment with the Company (as determined in good faith by the Committee) shall thereupon be forfeited immediately and without any further action by the Company.  Upon forfeiture, neither Participant nor any successors, heirs, assigns, or legal representatives of Participant shall thereafter have any further rights or interest in the unvested portion of the Award.

(b)      Termination of Employment Due to Death or Disability. In the event of termination of Participant’s employment with the Company by reason of death or disability (as determined by the Committee and within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)) after the end of the Performance Period but before the Determination Date, Participant (or in the case of Participant’s death, Participant’s beneficiary) shall be entitled to retain the Vested Shares Participant would have been entitled to under Section 2.1 without forfeiture.

(c)      Involuntary Termination of Employment without Cause by the Company.  Upon an involuntary termination of employment from the Company without Cause, Participant shall be entitled to retain the Vested Shares that Participant would have been entitled to under Section 2.1 without forfeiture if he or she had remained employed until the last day of the Performance Period, multiplied by the fraction which has as its numerator the total number of days that Participant was employed by the Company during the Performance Period and has as its denominator 1,095 (being the number of calendar days in the Performance Period).  For purposes of this Agreement, the term “Cause” means any of the following: (i) willful or deliberate and continual refusal to materially perform Participant’s employment duties reasonably requested by the Company after receipt of written notice to Participant of such failure to perform, specifying such failure (other than as a result of Participant’s sickness, illness, injury, death or disability) and Participant fails to cure such nonperformance within ten (10) days of receipt of said written notice; (ii) breach of any statutory or common law duty of loyalty to the Company; (iii) Participant has been convicted of, or pleaded nolo contendre to, any felony; (iv) Participant willfully or intentionally caused material injury to the Company, its property, or its assets; (v) Participant disclosed to unauthorized person(s) proprietary or confidential information of the Company that causes a material injury to the Company; (vi) any material violation or a repeated and willful violation of the Company’s policies or procedures.

Section 2.3.      Legend.  Certificates representing shares of Restricted Stock issued pursuant to this Agreement shall, until all the restrictions on sale or other transfer set forth in Section 3.2 and the exposure to forfeiture set forth in Section 2.1 (the “Restrictions”) lapse or shall have been removed and new certificates are issued pursuant to Section 2.4, bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS AND MAY BE SUBJECT TO FORFEITURE UNDER THE TERMS OF THAT CERTAIN RESTRICTED STOCK AGREEMENT, DATED __________, 20___, BY AND BETWEEN MERCURY GENERAL CORPORATION AND THE REGISTERED OWNER OF SUCH SHARES, AND SUCH SHARES MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES, EXCEPT PURSUANT TO THE PROVISIONS OF SUCH AGREEMENT.”

Section 2.4.      Issuance of Certificates; Tax Withholding.

(a)      Subject to Section 2.4(b), effective as of the Vesting Date, the Company shall cause new certificates to be issued with respect to the Vested Shares and delivered to Participant or his or her legal representative, free from the legend provided for in Section 2.3 and any of the other Restrictions.  The Vested Shares shall cease to be considered Restricted Stock subject to the terms and conditions of this Agreement.

(b)      Notwithstanding Section 2.4(a), no such new certificate shall be delivered to Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid to the Company, or arranged for payment in accordance with the Plan, the full amount of all federal and state withholding or other taxes applicable to the taxable income of Participant resulting from the grant of Restricted Stock or the lapse or removal of the Restrictions.

Section 2.5.      Certain Changes in Capitalization.  If the shares of the Company’s Common Stock as a whole are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, the Committee, in its sole discretion, shall have the discretion and power to determine and to make effective provision for acceleration of the time or times at which any Restrictions shall lapse or be removed. In addition, in the case of the occurrence of any event described in this Section 2.5, the Committee, subject to the provisions of the Plan and this Agreement, shall make an appropriate and proportionate adjustment in the number and kind of shares of Restricted Stock, to the end that after such event Participant’s proportionate interest shall be maintained as before the occurrence of such event.  Any such adjustment made by the Committee shall be final and binding upon Participant, the Company and all other interested persons.  In the event that Participant receives any new or additional or different shares or securities by reason of any transaction or event described in this Section 2.5, such new or additional or different shares or securities which are attributable to Participant in his or her capacity as the registered owner of the Restricted Stock then subject to Restrictions, shall be considered to be Restricted Stock and shall be subject to all of the Restrictions.

Section 2.6.      Section 83(b) Election.  Participant understands that Section 83(a) of the Code taxes as ordinary income the difference between the amount, if any, paid for the shares of Common Stock and the Fair Market Value of such shares at the time the Restrictions on such shares lapse.  Participant understands that, notwithstanding the preceding sentence, Participant may elect to be taxed at the time of the Award Date, rather that at the time the Restrictions lapse, by filing an election under Section 83(b) of the Code (an “83(b) Election”) with the Internal Revenue Service within 30 days of the Award Date.  In the event Participant files an 83(b) Election, Participant will recognize ordinary income in an amount equal to the difference between the amount, if any, paid for the shares of Common Stock and the Fair Market Value of such shares as of the Award Date. Participant further understands that an additional copy of such 83(b) Election form should be filed with his or her federal income tax return for the calendar year in which the date of this Agreement falls. Participant acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to the award of Restricted Stock hereunder, and does not purport to be complete.  PARTICIPANT FURTHER ACKNOWLEDGES THAT THE COMPANY IS NOT RESPONSIBLE FOR FILING PARTICIPANT’S 83(b) ELECTION, AND THE COMPANY HAS DIRECTED PARTICIPANT TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE CODE, THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH PARTICIPANT MAY RESIDE, AND THE TAX CONSEQUENCES OF PARTICIPANT’S DEATH.

ARTICLE III
OTHER PROVISIONS

Section 3.1.      Escrow.  The Secretary of the Company or such other escrow holder as the Committee may appoint shall retain physical custody of the certificates representing Restricted Stock until all of the Restrictions lapse or shall have been removed; provided, however, that in no event shall Participant retain physical custody of any certificates representing unvested Restricted Stock issued to him or her.

Section 3.2.      Restricted Stock Not Transferable.  No Restricted Stock or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 3.2 shall not prevent transfers by will or by applicable laws of descent and distribution.

Section 3.3.      Rights as Stockholder.  Until such time as the Restrictions on the underlying shares of Restricted Stock lapse or are removed pursuant to this Agreement, Participant shall not have any rights of a stockholder with respect to said shares, including without limitation, the right to vote the shares or to receive any dividends or other distributions paid or made with respect to such shares.

Section 3.4.      Not a Contract of Employment.  Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in the employ of the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company or its Subsidiaries, which are hereby expressly reserved, to discharge Participant at any time for any reason whatsoever, with or without cause, except as may otherwise be provided by any written agreement entered into by and between the Company and Participant.

Section 3.5.      Governing Law.  The laws of the State of California shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

Section 3.6.      Conformity to Securities Laws.  Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3 under the Exchange Act.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is granted, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 3.7.      Amendment, Suspension and Termination.  The Award may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board of Directors of the Company, provided that, except as may otherwise be provided by the Plan, neither the amendment, suspension nor termination of this Agreement shall, without the consent of Participant, alter or impair any rights or obligations under the Award.

Section 3.8.      Notices.  Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to Participant to his or her address shown in the Company records, and to the Company at its principal executive office.

Section 3.9.      Definitions.  Capitalized terms not defined herein shall have the meanings assigned to such terms in the Plan.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

MERCURY GENERAL CORPORATION

By:
Name:
Title:

[Participant’s Name]

Residence Address:

Participant’s Social Security Number: